Example Template : 77O



DWS Enhanced Global Bond Fund

N-Sar November 1, 2013 - April 30,2014

Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Hilton USA Trust 2013	43289UAG0	11/22/2013
	$100.00	$2,500,000,000	1,040,000
	0.04%	JPM, DB	JPM
Trust F/1401	898324AA6	1/23/2014
	$99.75	$600,000,000	200,000
	0.03%	CS, DB, BBVA	CS
General Electric Co	369604BG7	3/6/2014
	$99.06	$3,000,000,000	310,148
	0.01%	BCLY, CS, DB, ML, RBC	BCLY
DCP Midstream Operating LP	23311VAE7
	3/10/2014		$99.41	$725,000,000
	120,000		0.02%	JPM, RBC, RBS,
WELLS, DB	RBS

DWS Enhanced Emerging Markets Fixed Income Fund

N-Sar November 1, 2013 - April 30,2014

Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Trust F/1401	898324AB4	1/23/2014
	$97.09	$400,000,000	3,000,000	0.73%
	CS, DB, BBVA	CS
Kt Corp Sr Unsec 144A	48268KAC5	4/15/2014
	$99.79	$650,000,000	700,000	0.28%
	BOA,CITI,DB,GS,HSBC 	CITI
Tencent Holdings Ltd Sr Unsec 144A	88032WAB2
	4/22/2014		$99.89	$2,000,000,000
	1,500,000	0.59%		ANZ
Grindlays,Bank of China Hong
Kong,BOA,BCLY,CITI,CS,DB,GS,HSBC,JMP,Standard
Charter	BCLY


DWS GLOBAL SMALL CAP FUND

N-Sar November 1, 2013 - April 30,2014

Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Paylocity Holdings Corp	70438v106	3/18/2014
	$17.00	$100,050,000	26,193	0.44%
	DB, BAC, BLAIR, ML	ML
Trinet Group Inc.	896288107	3/27/2014
	$16.00	$255,000,000	32,261	0.20%
	JPM, MS ,DB	JPM